SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 14, 2005

(Date of earliest event report)

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Federal Way, Washington 98063-9777

(Address of principal executive offices)
(zip code)

Registrant’s telephone number, including area code:
(253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C., 20549

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

2004 Long-Term Incentive Plan. On April 13, 2004 Weyerhaeuser Company shareholders approved the Weyerhaeuser Company 2004 Long-Term Incentive Plan (the “2004 Plan”) which terminates on April 13, 2013. The 2004 Plan provides for the award of stock options, stock appreciation rights, restricted stock and stock units, and performance shares and performance units. The 2004 Plan replaces the Company’s 1998 Long-Term Incentive Compensation Plan and 1992 Long-Term Incentive Compensation Plan (collectively, the “Prior Plans”). No further grants may be made under the Prior Plans on and after April 13, 2004. No more than 17,000,000 shares may be issued under the 2004 Plan (subject to adjustment for a stock split, stock dividend, recapitalization, merger and the like). Shares available for issuance under the 2004 Plan will be increased by any shares subject to outstanding awards under the Prior Plans April 13, 2004, that cease to be subject to such awards, which shares ceased, as of April 13, 2004, to be available for grant and issuance under the Prior Plans, but are available for issuance under the 2004 Plan.

A copy of the 2004 Plan is attached hereto as Exhibit 10.1, to which reference is made for a full statement of its terms and provisions.

Management Incentive Plan. On January 1, 2004, the Board of Directors of Weyerhaeuser Company approved amendments to the Weyerhaeuser Company Management Incentive Plan (the “MIP”). The MIP provides for cash incentive awards to the participants in the MIP based on the performance of the company, their organization and their own performance.

A copy of the MIP is attached hereto as Exhibit 10.2, to which reference is made for a full statement of its terms and provisions.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) The following items are filed as exhibits to this report:

     10.1 Weyerhaeuser Company 2004 Long-Term Incentive Plan

     10.2 Weyerhaeuser Company Management Incentive Plan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By	/s/ Steven J. Hillyard

Its:	Vice President and
Chief Accounting Officer

Date: February 14, 2005

EXHIBIT INDEX

Exhibit Number	Description

10.1	Weyerhaeuser Company 2004 Long-Term Incentive Plan
10.2	Weyerhaeuser Company Management Incentive Plan